Exhibit 10.1

Stock Purchase Agreement

Dated as of September 18, 2025

This Stock Purchase Agreement (together with the exhibits and other attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) NextNRG, Inc., a Delaware corporation (the “Company”) and (ii) Michael D. Farkas an individual (“Buyer”). Each of the Company and Buyer may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Company, the shares of Common Stock, par value $0.0001 per share, of the Company as more fully described in this Agreement, in reliance upon the exemption from registration provided by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Common Stock” means the restricted common stock, par value $0.0001 per share, of the Company.

(e)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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(f)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(g)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(h)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(i)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(j)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Purchase of Shares

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Buyer agrees to purchase 1,000,000 Shares for a purchase price per Share equal to $1.67 (the “Purchase Price”). The Company shall deliver to the Buyer its Shares and the Closing shall occur electronically or in such other manner as the parties shall mutually agree. The Parties agree that the Purchase Price shall be equal or above the consolidated closing bid price as reported by the Nasdaq on September 17, 2025, if the price above does not reflect that, the Purchase Price will be adjusted accordingly.

The parties hereby agree that in lieu of paying in cash for the Purchase Price, the Buyer will be absolving NextNRG, Inc. (“NextNRG”) of liabilities totalling of $1,670,000 (the “NextNRG Liabilities”). NextNRG owes the NextNRG Liabilities to the Buyer pursuant to principal and interest on promissory notes entered into between NextNRG Inc. and the Buyer on May 5, 2025, May 9, 2025, May 19, 2025, May 20, 2025, and June 10, 2025 (the “Promissory Notes”) and the absolving of the NextNRG Liabilities will be of economic benefit to the Company and its subsidiary.

The Buyer covenants and agrees that upon the Closing, the Notes and any obligations and/or liabilities of NextNRG under the Promissory Notes will be null and void and of no further force or effect, all NextNRG’s obligations and/or liabilities under the Promissory Notes shall be considered as been fully satisfied, and the Buyer shall waive any claim against NextNRG in connection with, or as a result of, the Promissory Notes.

Article III. Representations and Warranties of the Buyer

As an inducement to, and to obtain the reliance of the Company, Buyer represents and warrants to the Company as of the Closing Date as follows:

Section 3.01 Existence and Power. Buyer is corporation, duly formed and in good standing under the laws of the State of Florida and has the full power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and fulfill its obligations herein.

Section 3.02 Due Authorization. Buyer has full power, authority, and legal right and has taken all action required by Law or otherwise to consummate the transactions herein contemplated.

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Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by Buyer in connection herewith constitute the valid and binding obligations of Buyer, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Buyer requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Buyer in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

Section 3.06 Investment Representations.

(a)	Investment Purpose. Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to Buyer, as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) promulgated under the Securities Act. Buyer has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Buyer requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. Buyer understands that the Shares are being offered and sold to the Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

(d)	Information. Buyer and Buyer’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors. Buyer and Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer has received and reviewed the filings and reports made or filed by the Company with the Securities and Exchange Commission, including, without limitation, the risk factors as set forth therein. Buyer understands that Buyer’s investment in the Shares involves a significant degree of risk. The Buyer represents and warrants that the Buyer (i) can bear the economic risk of the Buyer’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that the Buyer is capable of evaluating the merits and risks of the investment in the Company and the Shares. The Buyer acknowledges that Buyer has carefully reviewed such information as the Buyer has deemed necessary to evaluate an investment in the Company and the Shares.

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(e)	Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares. The Buyer further acknowledges that neither the Securities and Exchange Commission nor the securities regulatory body of any other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)	Transfer or Resale. Buyer understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Buyer who agree to sell or otherwise transfer the Shares only in accordance with this Section 3.06 and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, or (e) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(g)	Legends. Buyer understands that the Shares, until such time as the Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Shares, and that any certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities Laws:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE RULES AND REGULATIONS THEREUNDER, THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(h)	Removal. The legend(s) referenced in Section 3.06(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Buyer agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, only in compliance with applicable prospectus delivery requirements, if any.

Section 3.07 Full Disclosure. No representation or warranty by Buyer in this Agreement or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.08 Trading Volume. In the event that under applicable securities laws, Buyer may sell the Shares than it may sell the Shares, provided that it does not sell more than 10% of the average daily volume of the Shares in any given trading day, as reported by Nasdaq Stock Market.

Article IV. Representations and Warranties of the Company

As an inducement to, and to obtain the reliance of the Buyer, the Company represents and warrants to the Buyer as of the Closing Date as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 4.02 No Conflict; Due Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation and Bylaws of the Company as in effect on the Closing Date (the “Company Organizational Documents”). The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

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Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by any the Company Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

Article V. Miscellaneous

Section 5.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Buyer, to:

Michael D. Farkas

1221 Brickell Avenue

Ste 900

Miami Beach Fl. 33131

If to the Company, to:

NextNRG Inc.

Attn: Joel Kleiner, CFO

407 Lincoln Road, Suite 9F

Miami Beach, FL 33139

Email: JKleiner@NextNRG.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

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Section 5.02 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

(b)	Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Miami-Dade County, Florida (the “Selected Courts”). By execution and delivery of this Agreement, each Party hereby (a) submits to the exclusive jurisdiction of any Selected Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Selected Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Selected Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 5.01, provided that nothing in this Section 5.02(b) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 5.03 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.03. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 5.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the transactions contemplated herein for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 5.05 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.06 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, shareholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.07 Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents references herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.08 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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Section 5.09 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 5.10 Further Assurances. From and after the Closing Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated herein.

Section 5.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

NextNRG Inc.

By:
Name:	Joel Kleiner
Title:	Chief Financial Officer

Michael D. Farkas

By:
Name:
Title:

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